UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2022 (July 19, 2022)

BONANZA GOLDFIELDS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower

50 Raffles Place

Singapore 048623

(Address of principal executive offices)

+65 682997017

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	BONZ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2022, Chan Man Chung resigned from his position as the Chief Executive Officer of Bonanza Goldfields Corp. (the “Company”). Concurrently therewith, Tan Tee Soo, our director, was appointed to serve as the new Chief Executive Officer of the Company. Chan Man Chung continues to serve as our Chief Financial Officer, Secretary and Director. The departure of Chan Man Chung from his position as Chief Executive Officer was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Mr. Tan Tee Soo and the Company are parties to a Director Agreement dated August 26, 2021, pursuant to which the Company agreed to pay annual amount of USD 120,000 as consideration serving as a director of the Issuer for the year ended December 31, 2021, which amount is payable in shares of common stock at a per share price equal to the 30-day average closing share price of the Company prior to the issuance date. The foregoing description of the Director Agreement with Tan Tee Soo is not complete and is qualified in its entirety by reference to the complete text of the Director Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Mr. Tan Tee Soo, age 56, was appointed to serve as our Director on August 26, 2021 and our Chief Executive Officer will be effective on July 20, 2022. Mr. Tan has also served as a director on the Board of Directors of Cosmos Group Holdings, Inc. since June 28, 2021 (COSG: OTC PK). Since April 2017, Mr. Tan served as the Senior Vice President of Brighton International Holding Limited, a boutique investment house and financial structuring company, and has served as the managing director since June 2019. Prior to this time, Mr. Tan served in the Western Australian Police Force in Perth, Western Australia from June 2000 to April 2017. Mr. Tan received his Bachelor of Commerce from Murdoch University in Western Australia in 1993. Mr. Tan brings to our Board his investment and financial experience in the industry.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Agreement, dated August 26, 2021, by and Bonanza Goldfields Corp. and Tan Tee Soo.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Goldfields Corp.
Dated: July 19, 2022

	By:	/s/ Man Chung Chan
Man Chung Chan
Chief Executive Officer

3